Exhibit 10.04

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of June 2, 2015, by and among ALLIANCE ONE INTERNATIONAL, INC., a Virginia corporation (the “Company”), INTABEX NETHERLANDS B.V., a company formed under the laws of The Netherlands and a Subsidiary of the Company (the “Dutch Borrower”; together with the Company, collectively the “Borrowers,” and each individually, a “Borrower”), ALLIANCE ONE INTERNATIONAL AG, a Swiss corporation (“Alliance AG”), the Lenders (as defined below) party hereto and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (together with any successor administrative agent, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrowers, Alliance AG, the lenders party thereto (the “Lenders”), the Administrative Agent and others are parties to a Credit Agreement dated as of July 2, 2009 and amended and restated as of August 1, 2013, and as further amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of May 30, 2014 and that certain Second Amendment to Amended and Restated Credit Agreement dated as of February 6, 2015 (the “Credit Agreement”);
WHEREAS, the Company has requested that the Lenders approve certain amendments to the Credit Agreement, in each case as herein provided; and
WHEREAS, the Lenders party hereto have consented to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.
NOW, THEREFORE, it is agreed:
I.Amendments to the Credit Agreement.
1.The definition of “Consolidated EBIT” appearing in Section 1.1 of the Credit Agreement is hereby amended by adding the following text to the end thereof immediately following clause (xviii):
“plus (xix) the amount of reserves taken for Receivables (A) for the fiscal quarter ended June 30, 2014, so long as not in excess of $200,000 in the aggregate for such fiscal quarter, (B) for the fiscal quarter ended September 30, 2014, so long as not in excess of $4,100,000 in the aggregate for such fiscal quarter, (C) for the fiscal quarter ended December 31, 2014, so long as not in excess of $8,200,000 in the aggregate for such fiscal quarter and (D) for the fiscal quarters ended June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, so long as not in excess of $6,600,000 in the aggregate for all such fiscal quarters; provided that, in each case, income representing a recovery of any such reserved Receivables shall be excluded from the calculation of Consolidated EBIT; plus (xx) restructuring

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charges (A) for the fiscal quarter ended March 31, 2015, so long as not in excess of $8,500,000 in the aggregate for such fiscal quarter and (B) for any of the fiscal quarters ended June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, so long as not in excess of $6,000,000 in the aggregate for all such fiscal quarters; plus (xxi) reserves taken for the application of adjustments for applying the rule of lower of cost or fair market value to inventory (i) for the fiscal quarter ended June 30, 2014, so long as not in excess of $1,200,000 in the aggregate for such fiscal quarter, (ii) for the fiscal quarter ended September 30, 2014, so long as not in excess of $3,500,000 in the aggregate for such fiscal quarter and (iii) for the fiscal quarter ended March 31, 2015, so long as not in excess of $3,000,000 in the aggregate for such fiscal quarter.

1.    The definition of “Credit Document” appearing in Section 1.1 of the Credit Agreement is hereby amended by adding the text “, the First Amendment, the Second Amendment, the Third Amendment” immediately after the text “this Agreement” appearing therein.
2.    The definition of “Mortgaged Property” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Mortgaged Property” shall mean (i) the Value Added Processing Facility of the Company which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof and (ii) immediately upon becoming encumbered by a Mortgage pursuant to Section 5.12, (A) the Forsyth County Facility, (B) the Pitt County Facility and (C) the Wilson County Facility, in each case, which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.
3.    The definition of “Permitted Encumbrance” appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Permitted Encumbrance” shall mean, with respect to each Mortgaged Property, (i) the liens securing ad valorem real estate taxes and assessments by any taxing authority for the year in which a Mortgage Policy for such Mortgaged Property is issued and subsequent years, which are not yet due and payable; (ii) all restrictions, covenants, conditions, easements, zoning restrictions and other matters of record affecting such Mortgaged Property, in each case not securing Indebtedness and which do not materially impair the value of such Mortgaged Property or the operations conducted on such Mortgaged Property; and (iii) such state of facts as are disclosed by the survey of the Mortgaged Property delivered to the Administrative Agent pursuant to (A) Section 5.12(d) of the Existing Credit Agreement and Section 5.12(d), as applicable, which do not materially impair the value of such Mortgaged Property or the operations conducted on such Mortgaged Property.

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4.    The definition of “Security Documents” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the text “the Mortgage” appearing therein and inserting the text “each Mortgage” in lieu thereof.
5.    Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
“First Amendment” shall mean the First Amendment to Amended and Restated Credit Agreement, dated as of May 30, 2014, by and among the Borrowers, Alliance AG, the lenders party thereto and the Administrative Agent.
“Forsyth County Facility” shall mean the fee owned facility located on Big Oaks Drive, in King, Forsyth County, North Carolina.
“New Mortgaged Properties” shall have the meaning provided in Section 5.12.
“Pitt County Facility” shall mean the fee owned facility located on U.S. Highway 264-A, in Farmville, in Pitt County, North Carolina.
“Second Amendment” shall mean the Second Amendment to Amended and Restated Credit Agreement, dated as of February 6, 2015, by and among the Borrowers, Alliance AG, the lenders party thereto and the Administrative Agent.
“Third Amendment” shall mean the Third Amendment to Amended and Restated Credit Agreement, dated as of June 2, 2015, by and among the Borrowers, Alliance AG, the lenders party thereto and the Administrative Agent.
“Wilson County Facility” shall mean the fee owned facility located on Old Stantonsburg Road, in Wilson, Wilson County, North Carolina.
6.    Section 3.19(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c)    Each Mortgage, when recorded, creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Mortgaged Property described therein in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Parties, superior and prior to the rights of all third Persons (except that the security interest and mortgage lien created on such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Encumbrances related thereto).”
7.    Section 5.9(a) of the Credit Agreement is hereby amended by amending and restating the table appearing therein as follows:

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Period	Ratio
January 1, 2013 through and including June 30, 2013	1.90 to 1.00
July 1, 2013 through and including September 30, 2013	1.80 to 1.00
October 1, 2013 through and including December 31, 2013	1.85 to 1.00
January 1, 2014 through and including March 31, 2014	1.85 to 1.00
April 1, 2014 through and including September 30, 2014	1.70 to 1.00
October 1, 2014 through and including March 31, 2015	1.50 to 1.00
April 1, 2015 through and including June 30, 2015	1.60 to 1.00
July1, 2015 through and including September 30, 2015	1.60 to 1.00
October 1, 2015 through and including December 31, 2015	1.65 to 1.00
January 1, 2016 through and including March 31, 2016	1.70 to 1.00
April 1, 2016 and thereafter	1.90 to 1.00

8.    Section 5.9(b) of the Credit Agreement is hereby amended by: (i) deleting the ratio appearing therein applicable to the period from April 1, 2015 through and including June 30, 2015 and inserting in lieu thereof “7.60 to 1.00”; (ii) deleting the ratio appearing therein applicable to the period from July 1, 2015 through and including September 30, 2015 and inserting in lieu thereof “7.60 to 1.00” and (iii) deleting the ratio appearing therein applicable to the period from October 1, 2015 through and including December 31, 2015 and inserting in lieu thereof “7.15 to 1.00”.
9.    Section 5.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“New Mortgaged Properties. Within sixty (60) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the date of the Third Amendment:
(a)    The Company will, and will cause each other Credit Party to, grant to the Administrative Agent for the ratable benefit of the Secured Parties Mortgages (and related UCC filings, including corresponding UCC fixture filings) in the Forsyth County Facility, the Pitt County Facility and the Wilson County Facility (individually, the “New Mortgaged Property” and collectively, the “New Mortgaged Properties”). All such Mortgages (and, if applicable, UCC filings) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens subject to no other Liens except for Permitted Encumbrances related

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thereto. The Mortgages (and related UCC filings) or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant to the Mortgages, which shall include Liens on the equipment of the Company and such other Credit Parties to the extent such equipment is located on such New Mortgaged Property, and all taxes, fees and other charges payable in connection therewith shall have been paid in full.
(b)    In connection with each Mortgage delivered pursuant to clause (a) above, the Administrative Agent shall have received a Mortgage Policy relating to such Mortgage, issued by a title insurer reasonably satisfactory to the Administrative Agent, in an insured amount satisfactory to the Administrative Agent based on the Administrative Agent’s good faith, reasonable value attributable to such New Mortgaged Property and insuring the Administrative Agent that the Mortgage on such New Mortgaged Property is a valid and enforceable first priority mortgage lien on such New Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Administrative Agent, (2) to include, to the extent applicable and available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Administrative Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, a survey exception (other than identifying Permitted Encumbrances reflected on the survey) or an exception for mechanics’ liens, and (4) to provide for affirmative insurance and such reinsurance or coinsurance as the Administrative Agent in its discretion may reasonably request.
(c)    In connection with each Mortgage delivered pursuant to clause (a) above, to induce the title company to issue the Mortgage Policies referred to in clause (b) above, the title company shall have received such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the title company, together with payment by the Company of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;
(d)    In connection with each Mortgage delivered pursuant to clause (a) above, the Administrative Agent shall have received a survey of the relevant New Mortgaged Property (and all improvements thereon) (1) prepared by a surveyor or engineer licensed to perform surveys in the state where such New Mortgaged Property is located, (2) dated not earlier than six months prior to the date of delivery thereof, (3) certified by the surveyor in accordance with the certification requirements of the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (with such items from Table A of such survey requirements as may be reasonably requested by the Administrative Agent) to the

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Administrative Agent in its capacity as such and the title company, (4) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date or preparation of such survey, and (5) sufficient for the title company to remove all standard survey exceptions from the Mortgage Policy relating to such New Mortgaged Property (other than identifying Permitted Encumbrances reflected on the survey) and issue the applicable endorsements required pursuant to the provisions of clause (b) above.
(e)    In connection with each Mortgage delivered pursuant to clause (a) above, the Administrative Agent shall have received, to the extent requested by the Administrative Agent, copies of all leases in which the Company or any of its Subsidiaries holds the lessor’s interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such New Mortgaged Property, to the extent requested by the Administrative Agent, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such New Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Administrative Agent).
(f)    In connection with each Mortgage delivered pursuant to clause (i) above, the Administrative Agent shall have received a “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each New Mortgaged Property, in form and substance acceptable to the Administrative Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the Company and applicable Subsidiary and evidence of flood insurance, in the event any improvements are located in a special flood hazard area).
(g)    In connection with each Mortgage delivered pursuant to clause (a) above, the Administrative Agent shall have received opinions of counsel for the Credit Parties in the jurisdiction where such New Mortgaged Property is located and in the jurisdiction of formation of the applicable Subsidiary, in each case, in form and substance reasonably satisfactory to the Administrative Agent, and such other documents as the Administrative Agent reasonably requests; including to the extent applicable and obtainable using commercially reasonable efforts, landlord waivers, consents and estoppels.
(h)    If the Administrative Agent reasonably determines that it is required by law or regulation to have appraisals prepared in respect of any New Mortgaged Property of the Company and the other Credit Parties, the Company will, at its own expense, ensure that the Administrative Agent shall have received appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.”
10.    Section 6.10(e) of the Credit Agreement is hereby amended by deleting the text “[Intentionally Omitted]” appearing therein and inserting the following text in lieu thereof:

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“to make Restricted Payments (not justified pursuant to other clauses of this Section 6.10) with respect to the Senior Secured Notes in an aggregate amount not to exceed $50,000,000 in any fiscal year commencing with the fiscal year ending March 31, 2016 so long as (x) no Default or Event of Default shall have occurred or be continuing or would result from any such Restricted Payment and (y) such Restricted Payment is permitted by the terms of the Senior Secured Notes Documents and any other agreement or instrument governing or evidencing Indebtedness of the Credit Parties and their Subsidiaries; provided, that (i) if the aggregate amount of Restricted Payments made in any fiscal year shall be less than the maximum amount of Restricted Payments permitted under this Section 6.10(e) for such fiscal year (before giving effect to any carryover from the prior fiscal year), then an amount equal to 100% of such shortfall shall be added to the amount of Restricted Payments permitted under this Section 6.10(e) for the immediately succeeding (but not any other) fiscal year and (ii) in determining whether any amount is available for carryover pursuant to preceding clause (i), the amount expended in any fiscal year shall first be deemed to be from the amount al1ocated to such fiscal year (before giving effect to any carryover from the prior fiscal year)”
11.    Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“The Credit Parties shall not permit the Uncommitted Inventories to exceed $250,000,000 in the aggregate at the end of any fiscal quarter less the maximum amount that may be payable under the unsecured Guaranty Obligations of the Company permitted under Section 6.3(h); provided, that if at the end of any fiscal quarter ending on or prior to March 31, 2016 the immediately preceding requirements of this Section 6.14 are not complied with but at the end of such fiscal quarter the Uncommitted Inventories shall not exceed $285,000,000 in the aggregate less the maximum amount that may be payable under the unsecured Guaranty Obligations of the Company permitted under Section 6.3(h), then no breach of this Section 6.14 shall have occurred so long as (x) on a day within 90 days of the end of such fiscal quarter the Uncommitted Inventories shall be less than $250,000,000 in the aggregate on such day less the maximum amount that may be payable under the unsecured Guaranty Obligations of the Company permitted under Section 6.3(h) and (y) at no time during such 90 day period shall Uncommitted Inventories exceed $285,000,000 in the aggregate less the maximum amount that may be payable under the unsecured Guaranty Obligations of the Company permitted under Section 6.3(h).”
12.    Section 7.1(c)(i) of the Credit Agreement is hereby amended by inserting the text “, Section 5.12” immediately after the text “, Section 5.9” appearing therein.
II.    Miscellaneous Provisions.
1.    In order to induce the Administrative Agent and the Lenders to enter into this Third Amendment, each Credit Party hereby represents and warrants that (i) no Default or Event of Default exists as of the Third Amendment Effective Date (as defined below), both immediately

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before and after giving effect to this Third Amendment on such date, (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Third Amendment Effective Date, both immediately before and after giving effect to this Third Amendment on such date, with the same effect as though such representations and warranties had been made on and as of the Third Amendment Effective Date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date, (iii) the execution, delivery and performance of this Third Amendment has been duly authorized by all necessary action on the part of each Credit Party, has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against each of them in accordance with its terms, except to the extent that the enforceability hereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution and delivery hereof by each Credit Party and the performance and observance by each Credit Party of the provisions hereof do not violate or conflict with (A) any organizational document of any Credit Party or (B) any Requirement of Law applicable to such Credit Party or result in a breach of any provision of or constitute a default under any Contractual Obligation of any Credit Party.
2.    The Credit Parties acknowledge and agree and hereby represent and warrant that (x) the Credit Agreement (as modified hereby) and each other Credit Document, and all Credit Party Obligations and Liens thereunder, are valid and enforceable against the Credit Parties in every respect and all of the terms and conditions thereof are legally binding upon the Credit Parties, in each case all without offset, counterclaims or defenses of any kind and (y) the perfected status and priority of each Lien and security interest created under any Credit Document remains in full force and effect in accordance with the requirements of the Credit Agreement and the other Credit Documents on a continuous basis, unimpaired, uninterrupted and undischarged, in each case as of the Third Amendment Effective Date, both immediately before and immediately after giving effect to this Third Amendment on such date.
3.    This Third Amendment is limited precisely as written and, except as expressly set forth herein, shall not constitute or be deemed to constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document and shall not prejudice any right or rights that the Administrative Agent or the Lenders may have now or in the future under or in connection with the Credit Agreement or any other Credit Document.
4.    This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Administrative Agent.
5.    THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN

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ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK.
6.    This Third Amendment shall become effective as of March 31, 2015 (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied:
(a)    the Company shall have paid to the Administrative Agent for the benefit of each Lender which has executed and delivered a counterpart hereof as provided in following clause (b) on or prior to 9:00 a.m. on June 2, 2015, an amendment fee as set forth in the fee letter between the Company and the Administrative Agent dated May 26, 2015 and delivered in connection with this Third Amendment;
(b)    the Borrowers, Alliance AG, and the Lenders constituting the Required Lenders and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Attention: Peixuan Wu (facsimile number:  212-354-8113 / e-mail address: peixuan.wu@whitecase.com); and
(c)    the Company shall have paid to the Administrative Agent all fees, costs and expenses (including, without limitation, legal fees and expenses of White and Case LLP) payable to the Administrative Agent to the extent due under the Credit Agreement and the Work Fee Letter between the Company and the Administrative Agent dated May 26, 2015 and delivered in connection with this Third Amendment.
7.    This Third Amendment constitutes a “Credit Document” for purposes of the Credit Agreement and the other Credit Documents. No provision of this Third Amendment may be amended, modified, waived or supplemented, except as provided in Section 9.1 of the Credit Agreement.
8.    By executing and delivering a copy hereof, each Credit Party hereby agrees that all Credit Party Obligations of the Credit Parties shall be fully guaranteed pursuant to the Guarantees and shall be fully secured pursuant to the Credit Documents, in each case in accordance with the respective terms and provisions thereof and that this Third Amendment does not in any manner constitute a novation of any Credit Party Obligations under any of the Credit Documents.
9.    From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.
10.    Upon the occurrence of the Third Amendment Effective Date, the Required Lenders hereby waive any Event of Default that may have occurred prior to the effectiveness of this Third Amendment with respect to Sections 5.9(a) and (b) of the Credit Agreement for the Calculation Period ended March 31, 2015.

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[SIGNATURE PAGES TO FOLLOW]
III.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Third Amendment as of the date first written above.

COMPANY:
ALLIANCE ONE INTERNATIONAL, INC.

By:     /s/ Joel L. Thomas
Name:    Joel L. Thomas

Title:	Executive Vice President—Chief Financial Officer

By:     /s/ B. Lynne Finney
Name:    B. Lynne Finney
Title:    Assistant Treasurer

DUTCH BORROWER:
INTABEX NETHERLANDS B.V.

By:     /s/ Joel L. Thomas
Name:    Joel L. Thomas

Title:	Attorney

FOREIGN GUARANTOR:
ALLIANCE ONE INTERNATIONAL AG

By:     /s/ Joel L. Thomas
Name:    Joel L. Thomas

Title:	Authorized Signatory

Signature page to Third Amendment

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DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent, as Swingline Lender, as Issuing Lender and as a Lender

By:     /s/ Michael Shannon
Name:    Michael Shannon
Title:    Vice President

By:     /s/ Dusan Lazarov
Name:    Dusan Lazarov
Title:    Director

Signature page to Third Amendment

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SIGNATURE PAGE TO THE THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:        /s/ William O’Daly

    Name: WILLIAM O’DALY
    Title: AUTHORIZED SIGNATORY

By:        /s/ Franziska Schooch

    Name: FRANZISKA SCHOOCH
    Title: AUTHORIZED SIGNATORY

Signature page to Third Amendment

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SIGNATURE PAGE TO THE THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

GOLDMAN SACHS BANK USA

By:        /s/ Michelle Latzoni

    Name: Michelle Latzoni
    Title: Authorized Signatory

Signature page to Third Amendment

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SIGNATURE PAGE TO THE THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

ING Belgium, Brussels, Geneva Branch

By:        /s/ Sophie D’Hooghe

    Name: SOPHIE D’HOOGHE
    Title: Relationship Manager

By:        /s/ Bruno Houdmont

    Name: BRUNO HOUDMONT
    Title: General Manager

Signature page to Third Amendment

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SIGNATURE PAGE TO THE THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

NATIXIS, NEW YORK BRANCH

By:        /s/ Séverine Pardo

    Name: Séverine Pardo
    Title: Executive Director

By:        /s/ Arnaud Stevens

    Name: Arnaud Stevens
    Title: Managing Director
Head of Global Energy & Commodities

Signature page to Third Amendment

Americas 90582896 (2K)

SIGNATURE PAGE TO THE THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF THE DATE FIRST REFERENCED ABOVE, AMONG ALLIANCE ONE INTERNATIONAL, INC., INTABEX NETHERLANDS B.V., ALLIANCE ONE INTERNATIONAL AG, VARIOUS LENDERS AND DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT

Name of Institution:

Standard Chartered Bank

By:        /s/ Steven Aloupis

    Name: STEVEN ALOUPIS A2388
    Title: MANAGING DIRECTOR
CAPITAL MARKETS

By:        /s/ Robin Francis

    Name: Robin Francis
    Title: MANAGER-LDU AMERICAS
Standard Chartered Bank

Signature page to Third Amendment

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